UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2004

KINTERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50507	74-2947183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9605 Scranton Road, Suite 240 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 795-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

(a)                                  2004 Equity Incentive Plan (Fundware)

On December 3, 2004, the 2004 Equity Incentive Plan (Fundware) (the “Plan”) of Kintera, Inc. (the “Company”) became effective upon the closing of the acquisition (the “Acquisition”) of American Fundware Holding Company, Inc., a Delaware corporation (“AFHC”), by the Company.  The Plan was approved by the Company’s board of directors.  Non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights (collectively, the “awards”) may be issued under the Plan.  Awards may be granted under the Plan only to employees of the Company (i) who have not previously been an employee or director of the Company, or (ii) following a bona fide period of non-employment or non-service to the Company.  Further, awards under the Plan are granted as a material inducement to the employee’s entering into service with the Company.  The board of directors, or a committee designated by the board of directors, administers the Plan.  The administrator has the sole discretion to interpret any provision of the Plan, and to determine the terms and conditions of awards granted under the Plan.  The Plan shall continue in effect for a term of ten (10) years unless sooner terminated.

(b)                                 Sublease between AFHC and Intuit Inc.

Effective upon the Company’s closing of the Acquisition on December 3, 2004, AFHC signed a sublease between AFHC and Intuit Inc. with respect to AFHC’s lease of 24,434 rentable square feet located at 6430 South Fiddlers Green Circle, Englewood, CO 80111.  The sublease provides for a monthly base rent of $29,015.38 per month from December 1, 2004 through the end of the sublease term, which is September 10, 2008.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 3, 2004, the Company completed the Acquisition.  As a result of the Acquisition, AFHC became a wholly-owned subsidiary of the Company and therefore, will be included in the consolidated financial results of the Company for periods from and subsequent to December 3, 2004.

The description of the transaction set forth above and elsewhere in this report is qualified in its entirety by reference to the stock purchase agreement filed with this current report as Exhibit 10.13.

Item 9.01.  Financial Statements and Exhibits.

(a)                                  Financial statements of business acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment.

(b)                                 Pro forma financial information.

The financial information required by this Item 9.01(b) for the combined results of the Company and AFHC will be filed by amendment.

(c)                                  Exhibits.

10.13                     Stock Purchase Agreement, dated as of November 15, 2004, by and between the         Company and Intuit Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KINTERA, INC.
(Registrant)

December 9, 2004	By:	/s/ James A. Rotherham
James A. Rotherham
Chief Financial Officer